Redefining the Possible. Human Enzyme Therapies for People with Rare Diseases Corporate Overview – March 2023 Nasdaq: AGLE Exhibit 99.2

Forward Looking Statements ©2023 Aeglea BioTherapeutics This presentation and the accompanying oral presentation contain “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of our ongoing and planned clinical trials and related data, the timing of announcements, updates, results of our clinical trials and related data, our ability to obtain and maintain regulatory approval, the potential therapeutic benefits, safety profile and economic value of our product candidates, potential growth opportunities, financing plans, use and adequacy of financing plans, the length of time that we believe our existing cash resources will fund operations, competitive position, industry environment and potential market opportunities.   Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to the success, cost and timing of our product candidate development activities and ongoing and planned clinical trials; our plans to develop and commercialize targeted therapeutics, including our lead product candidates pegzilarginase and pegtarviliase and our other product candidates; the design, progress of patient enrollment and dosing in our clinical trials; the ability of our product candidates to achieve applicable endpoints in clinical trials; the safety profile of our product candidates in clinical trials; the potential for data from our current and future clinical trials to support a marketing application, as well as the timing of these events, including data for our Phase 1/2 trial of pegtarviliase in Classical Homocystinuria, the MAA for pegzilarginase in Europe, and potential resubmission of a BLA for pegzilarginase in the U.S.; the potential for preclinical studies to be predictive of current or future clinical trials; our ability to obtain funding for our operations, development and commercialization of our product candidates; the expected impact of macroeconomic conditions, including inflation and rising interest rates, on our operations and clinical development activities; the timing of and our ability to obtain and maintain regulatory approvals; our ability to obtain regulatory approval for, and commercialize, pegzilarginase, and recognize milestone and royalty payments under our licensing and supply agreement with Immedica; the potential for expedited development and review of pegtarviliase and pegzilarginase as a result of their regulatory designations; the number of possible treatment candidates in potential addressable markets of our product candidates; the rate and degree of market acceptance and clinical utility of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; our commercialization, marketing and manufacturing capabilities and strategy; future agreements with third parties in connection with the potential commercialization of our product candidates; our expectations regarding our ability to obtain and maintain intellectual property protection; our dependence on third party manufacturers; our ability to develop our own commercial manufacturing facility; the success of competing therapies that are or may become available; our ability to attract and retain key scientific or management personnel; and our estimates regarding expenses, future revenue, capital requirements, the length of time that we believe our existing cash resources will fund operations, and needs for additional financing. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on these and other factors that could affect these forward-looking statements is contained in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and other reports filed by the SEC. You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

©2020 Aeglea BioTherapeutics. External Our vision is to redefine the possible, pioneer bold science with human enzymes and deliver groundbreaking medicines that transform lives. We are on a mission to change lives by bringing innovative therapies to underserved rare disease communities.

©2023 Aeglea BioTherapeutics. External Redefining the Possible with Human Enzyme Therapies Strong Scientific Foundation Patient-Focused Approach With engineered human enzymes, we believe we can: Impact underlying key metabolites that drive clinical manifestations Address unmet medical needs with rationally-designed characteristics (e.g., half-life, specificity) Develop therapies for a range of rare metabolic diseases By working closely with the patient community, we believe we can: Understand the patient and HCP perspective and experience Design clinical trials with the patient perspective in mind Help make patients’ and families’ voices heard Discover gaps in education and resources and help to fill them

Aeglea's Human Enzyme Therapies for Rare Metabolic Diseases

Program	Research	Phase 1/2	Phase 3	Regulatory Review	Addressable Market	Geographic Rights
Pegtarviliase Homocystinuria					~25,000 Patients[1]	Worldwide rights
Pegzilarginase Arginase 1 Deficiency				MAA Validated by EMA[4]	>2,500 Patients[2]	Retain rights outside of Europe and Middle East[3] Immedica pharma
Preclinical Programs Including Cystinuria						Worldwide rights

[1] ~25,000 represents estimated treatment candidates in 38 addressable markets of Classical Homocystinuria based on results of U.S. ICD-10 claims analysis extrapolated to global markets; all figures rounded. Estimates also based on internal assumptions and data from Sellos-Moura et al 2020 [2] Catsburg C et al 2022 ; Diez-Fernandez et al. Mutations and common variants in the human arginase 1 (ARG1) gene: impact on patients, diagnostics and protein structure considerations. Hum Mutat. 2018 Aug;39(8):1029-10502 [3] Ex-U.S. license and supply agreement with Immedica to commercialize pegzilarginase in Europe and several countries in the Middle East (European Economic Area, United Kingdom, Switzerland, Andorra, Monaco, San Marino, Vatican City, Turkey, Saudi Arabia, United Arab Emirates, Qatar, Kuwait, Bahrain and Oman) [4] Market Authorisation Application (MAA) validated by the European Medicines Agency (EMA) and currently under review; Company in dialogue with the U.S. Food and Drug Administration following Refusal to File Letter

©2023 Aeglea BioTherapeutics

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Highlights and Upcoming Milestones Pegtarviliase in Homocystinuria: Fast Track Designation received from FDA Currently dosing in cohort 3 at 1.35 mg/kg once weekly in Phase 1/2 clinical trial Pegzilarginase in Arginase 1 Deficiency: MAA under review with EMA, potential decision on approval in late 2023 Continuing to engage with FDA to identify potential path to BLA resubmission Corporate: Jeff Goldberg appointed CEO in November 2022 – highly experienced executive with strong operational and rare disease background $57.3 million in cash and available funds1 as of December 31, 2022; projected runway into fourth quarter of 2023 ©2023 Aeglea BioTherapeutics 1 Includes cash, cash equivalents, marketable securities, and restricted cash

Pegtarviliase – Potential Best-in-Class Treatment for Homocystinuria

Classical Homocystinuria: A Rare Metabolic Disorder With Serious and Potentially Deadly Complications

Classical Homocystinuria (HCU)

Also known as cystathionine beta synthase (CBS) deficiency, Classical Homocystinuria is a serious and progressive metabolic disorder characterized by elevated levels of the amino acid homocysteine.

- There are no approved disease-modifying treatments for HCU, i.e., addressing high levels of homocysteine[1]
- Toxic levels of homocysteine can lead to sudden catastrophic events, including death
- Manifestations, which are often irreversible, can occur in early childhood and worsen over time

Serious Disease Complications

Eyes
Lens dislocation, glaucoma, severe near-sightedness

Nervous System
Intellectual and developmental delays, behavioral abnormalities, seizures

Vascular
Life-threatening thrombotic events, heart attack, stroke

Skeletal
Long bone (Marfanoid) features, skeletal deformities, osteoporosis

[1]Betaine, approved by the FDA in 1996, can lower homocysteine levels in the blood through remethylation to methionine but does not metabolize homocysteine and clear it from the body

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With Persistently High Total Homocysteine Levels, Patients Remain at Risk for Serious and Life-Threatening Complications Compliance with severe dietary restrictions and amino acid supplementation is extremely challenging and represents a lifelong burden Vitamin B6 is largely ineffective at lowering tHcy to guidance levels for the majority of patients Betaine can be associated with both safety and tolerability issues such as hypermethioninemia, nausea, gastrointestinal distress, and body odor Patients with Classical HCU Live With Both Disease and Treatment Burden “To get the family to cope with a very difficult life, and to have them compliant for life … is a very big challenge.” - EU Key Opinion Leader “For patients with Classical Homocystinuria, [the biggest challenge] would be compliance with diet.” - U.S. Key Opinion Leader One patient’s daily protein supplement, which is only one portion of his treatment regimen ©2023 Aeglea BioTherapeutics tHcy = total homocysteine

Classical HCU: A Sizeable Patient Population at Serious Risk of Severe Complications

Classical HCU by B6 Responsiveness[2]


Extreme Responders (ER)
Full Responders (FR)
Partial Responders (PR) 20%
Non-Responders (NR) 62%

- Over 80% of patients are unable to achieve total homocysteine levels <50 µM with B6 alone, the definition of B6 responsiveness
- This translates into an estimated **~25,000** treatment candidates in global addressable markets,[1] approximately **8,500** of whom are in the U.S., EU4, and UK

Average Age of Diagnosis…[2]


Age of Dx
7.0
14.0
21.5
36.0
B6 Status
NR
PR
FR
ER

Although Non-Responders and Partial Responders are generally diagnosed earlier in life, that diagnosis typically occurs several years following presentation of initial symptoms

…And Often Occurs After Severe Complications[2,3]

At time of diagnosis:

79% Non-Responders and Partial Responders have experienced a **lens dislocation**

29% Non-Responders and Partial Responders have experienced a **thromboembolic event**

[1] Data on file. Adapted from Sellos-Moura et al 2020. [2] Kozich, Sokolova, Morris, et al. 2021. [3] Mudd, Skovby et al. 1985.

©2023 Aeglea BioTherapeutics

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Pegtarviliase: An Innovative Enzyme Approach to Lowering Homocysteine

Depiction of Normal and Therapeutic Metabolism



Intracellular Metabolism: Normal & Disease State
Plasma Metabolism: Pegtarviliase
Cell membrane
Homocysteine monomer
Cystathionine β-synthase
Cystathionine
Cysteine
Methionine
Protein from diet
Homocysteine monomer
Homocysteine monomer
Pegtarviliase
Homocystine dimer
Decrease in plasma total homocysteine

Pegtarviliase Mechanism

Engineered Cystathionine γ-Lyase (CGL) enzyme mutated to change its native substrate specificity from cystathionine to both homocysteine and its dimer

- ➔ Concentration gradient drives homocysteine out of tissues and into plasma
- ➔ Equilibrium in plasma favors dimer over monomer
- ➔ Flux enables further metabolism of both monomer and dimer

Therapeutic Rationale

- Elevated levels of plasma total homocysteine increase risk for disease manifestations[1]
- Reduction of plasma total homocysteine has been correlated with reduced risk of developing disease manifestations[2]
- Generally accepted aim of treatment is to lower the plasma total homocysteine concentration below certain thresholds to reduce risk of disease-related events

[1]Mudd, Skovby et al. 1985, Al-Dewik, Ali et al. 2019; [2]Mudd, Skovby et al. 1985, Wilcken and Wilcken 1997, Yap and Naughten 1998

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Pegtarviliase Treatment Resulted in Dose-Dependent Response and Statistically Significant Lowering of Homocysteine in Mouse Model



Single Subcutaneous Dose in CBS Knockout Mouse Model[1]
Plasma tHcy (µM)
375
300
225
150
75
0
24
48
72
96
120
144
168
Hours
Pegtarviliase (1.0 mg/kg, SC)
Pegtarviliase (10.0 mg/kg, SC)
* p < 0.05 by Manley Cox test

Experimental Design:

- 10-day old CBS knockout mice were dosed with pegtarviliase twice per week for 5 weeks to ensure they were able to grow to sufficient size for future blood sampling
- Prior to a single subcutaneous dose of pegtarviliase, there was a two-week wash out
- To ensure accurate tHcy assessment, an inhibitor of pegtarviliase was used in sample collection to block further in vitro metabolism of tHcy[2]

[1] Daige C. et al. Poster presented at ASHG 2020 Virtual Meeting. [2] Thornloe K. et al. Poster presented at ACMG 2022 Meeting; tHcy = total homocysteine; SC = subcutaneous

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©2023 Aeglea BioTherapeutics Preclinical Data Support Once-Weekly Dosing of Pegtarviliase Significant Survival Benefit in Knockout Mouse1,2 1 Daige C. et al. Poster presented at ASHG 2020 Virtual Meeting. 2 Mice were maintained on betaine until weaning; tHcy = total homocysteine Pegtarviliase (10 mg/kg, BIW) Pegtarviliase (3 mg/kg, BIW) Pegtarviliase (1.0 mg/kg, BIW) Vehicle (BIW) Significant survival benefit with pegtarviliase at 1 mg/kg twice per week (BIW) Twice-weekly dosing in mice typically translates to once-weekly dosing in humans Pharmacological Effect on Homocysteine Levels in Normal Animals Substantial decreases in homocysteine after single subcutaneous dose in toxicology studies with cynos (above) and rats (data not shown) Vehicle Pegtarviliase 2 mg/kg Pegtarviliase 6 mg/kg Pegtarviliase 20 mg/kg

Phase 1/2 Clinical Trial to Generate Proof-of-Concept and Path to Pivotal Trial Cohort 2 Cohort 3 PART 1 (Intravenous) PART 2 (Subcutaneous) Dose 0.45 mg/kg n = 4 Dose 1.35 mg/kg Ongoing Dose 0.15 mg/kg n = 3 Cohort 1 Cohort 5 (optional) Continuing to Dose Patients in Cohort 3  Cohort 4 (optional)  Endpoints & Design Key Inclusion Criteria Safety and tolerability Pharmacokinetics Reduction in plasma homocysteine levels 4 once weekly doses Classical HCU diagnosis Plasma homocysteine ≥50 µM with documented history of plasma homocysteine ≥80 µM ≥12 years of age (≥18 years of age in U.S. and certain Australian sites) ©2023 Aeglea BioTherapeutics

Data from cohorts 1 through 3 may be sufficient for discussions with FDA on pivotal trial design Manufacturing at commercial scale Stable, high-concentration liquid formulation Engagement with the patient and HCP communities to educate and increase awareness Orphan Disease, Fast Track and Rare Pediatric Disease designations for Homocystinuria Advancing a Potential Best-in-Class Therapy for Classical HCU Patients Addressing an Unmet Need While Focusing on Patient Convenience Preparing for Rapid Transition to Phase 3 Pivotal Trial Efficacy: cohort 1 showed reduction in total homocysteine levels in all patients Safety: Adverse events have been mild to moderate in data gathered to date Toxicology data indicates a large dosing window Potential for convenience of a single once-weekly injection at home ©2023 Aeglea BioTherapeutics

Pegzilarginase for Arginase 1 Deficiency

The Progressive Impact of Persistently High Plasma Arginine1-4 Arginase 1 Deficiency (ARG1-D) Disease Overview Infancy2-4,7,8 Initial 6-12 months may be uneventful May present with seizures, episodes of hyperammonemia: irritability, feeding difficulties, poor appetite, nausea/vomiting, decreased alertness Toddlerhood (2-4 years) 2,3,7-9 Spasticity in lower limbs (toe walking) Seizures, avoidance of protein is common and intellectual disability Childhood (5-10 years) 2,3,5,6,9 Progressive spasticity and growth impairment Declining neuromotor and intellectual capabilities Increasing dependence on walking aids Loss of mobility Decrease/loss of vocabulary/language Adolescence (11-17 years)2,3,5,10 Potential loss of ambulation and bowel/bladder control Severe intellectual disability Adulthood (18+ years) 2,3,11,12 Continued decline with increasing disability that may result in early mortality 1 Diez-Fernandez C, et al. Hum Mutat. 2018;39:1029-1050. 2 Carvalho DR, et al. Pediatr Neurol. 2012;46:369-374. 3 Crombez EA, Cederbaum SD. Mol Genet Metab. 2005;84:243-251. 4 De Deyn PP, et al. Hyperargininemia: a treatable inborn error of metabolism. In: Guanidino Compounds in Biology and Medicine. London, UK: John Libbey Company Ltd.; 1997:53-69. 5 Prasad A, et al. J Child Neurol. 1997;12:301-309. 6 Amayreh W, et al. Dev Med Child Neurol. 2014;56:1021-1024. 7 Scaglia F, Lee B. Am J Med Genet C Semin Med Genet. 2006;142C:113-120. 8 Sin YY, et al. J Mol Med (Berl). 2015;93:1287-1296. 9 Cai X, et al. Medicine (Baltimore). 2018;97:e9880. 10 Schlune A, et al. J. Amino Acids. 2015;47:1751-1762. 11 Sun A, et al. Arginase deficiency. In: Adam MP, et al, eds. GeneReviews®. Seattle, WA: University of Washington, Seattle; 2020. 12 Diaz GA, et al. Poster presented at: 13th European Paediatric Neurology Society (EPNS) Congress; September 17-21, 2019; Athens, Greece. Poster P06-34. Current Standard of Care Focused on lowering plasma arginine levels and controlling hyperammonemia with: Severe dietary protein restriction Amino acid supplementation Ammonia scavengers Ineffective at controlling plasma arginine levels Significant Unmet Need High arginine levels Severe and progressive disease with early mortality Easily diagnosed but often missed due to lack of awareness No approved therapies to address high arginine levels ARG1-D is a serious, progressive disease with early mortality and high unmet medical need. It is caused by a mutation in the arginase 1 enzyme, resulting in persistently high levels of arginine. ©2023 Aeglea BioTherapeutics

Pegzilarginase Program Overview

Pegzilarginase is a novel recombinant human enzyme engineered to lower arginine levels

Commercial Opportunity

- >2,500 patients in global addressable markets[1]
- High unmet medical need
- No approved therapies to address high arginine levels

Regulatory Designations

- U.S. Rare Pediatric Disease (PRV eligible)
- Breakthrough Therapy
- U.S. Orphan Drug
- EU Orphan Drug

MAA Under Review with EMA, Potential Decision on Approval in Late 2023

First Clinical Program Ever Conducted in ARG1-D

PEACE Phase 3 Clinical Trial

- First placebo-controlled trial ever conducted in ARG1-D
  - Pegzilarginase reduced arginine levels by 76.7%, normalized arginine levels in 90.5% of patients
  - Positive trend in mobility measure
  - Well-tolerated
- 31 patients enrolled in long-term extension study

Phase 1/2 and Open-Label Extension Trials

- 13 patients remain on therapy, duration from 2-4 years
- Arginine lowering was rapid and durable
- Improvements in functional measures sustained over time

[1] Catsburg C et al 2022

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PEACE Phase 3 Trial: Marked and Sustained Reduction in Plasma Arginine

Primary Endpoint: Reduction in Plasma Arginine*



700
630
560
490
420
350
280
210
140
70
0
Arginine (µM)
200 µM— Clinical Guideline
115 µM
40 µM
Normal Range
Baseline
12 Weeks
24 Weeks
Pegzilarginase (n=21)
Placebo (n=11)

Proportion of Patients Reaching Normal Arginine Levels (p<0.0001†)



100%
80%
60%
40%
20%
0%
0%
0%
47.6%
0%
85.7%
0%
90.5%
0%
Baseline
6 Weeks
12 Weeks
24 Weeks
Pegzilarginase (n=21)
Placebo (n=11)

Primary Endpoint Met – 24 Week Analysis

- **76.7% reduction from baseline in mean plasma arginine with pegzilarginase treatment compared to placebo (p<0.0001)‡**

©2023 Aeglea BioTherapeutics

Enns G, et al. Poster presented at SIMD 2022 Annual Meeting; *Based on arithmetic mean of values from visit and preceding 3 visits, boxes represent middle 50% with error bars depicting 95% confidence interval; ‡ Statistical analysis based on geometric mean; †Nominal p value, based on arithmetic mean of values from visit and preceding 3 visits

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PEACE Phase 3 Trial: Mobility Assessed by GMFM-E and 2MWT Pegzilarginase Placebo 12 Weeks 24 Weeks 12 Weeks 24 Weeks MCID1, 2 GMFCS I (4.0 units) GMFCS II (2.8 units) Positive Trend in GMFM-E in Placebo-Controlled Study Suggests Potential Improvement in Mobility Time LS Mean Difference P Value 12 Weeks 6.4 units p=0.0568 24 Weeks 4.6 units p=0.1087 Pegzilarginase Placebo 12 Weeks 24 Weeks 12 Weeks 24 Weeks Mean Change from Baseline in 2MWT Time LS Mean Difference P Value 12 Weeks 14.1 m p=0.2085 24 Weeks 5.5 m p=0.5961 Mean Change from Baseline in GMFM-E Enns G, et al. Poster presented at SIMD 2022 Annual Meeting; 1 MCID is minimal clinically important difference defined in Cerebral Palsy population. 2Oeffinger D et al 2008; GMFM-E = Gross Motor Function Measure Part E; 2MWT = 2-minute walk test; GMFCS = Gross Motor Function Classification System ; LS = least squares ©2023 Aeglea BioTherapeutics

PEACE Phase 3 Patient-Level Outcomes: Impact of Pegzilarginase Across Efficacy Endpoints

GMFCS Level I-III Patients

Arm	Patient	pArg	GMFM-E	2MWT	GMFM-D
Pegzilarginase	1	Green	Green	Green	Gray
	2	Gray	Green	Green	Green
	3	Green	Green	Green	Green
	4	Green	Red	Green	Green
	5	Green	Green	Red	Green
	6	Green	Green	Gray	Green
	7	Green	Gray	Gray	Gray
	8	Green	Red	Gray	Gray
	9	Green	Green	Red	Gray
	10	Green	Gray	Red	Gray
	11	Green	Gray	Gray	Gray
	12	Green	Gray	Gray	Gray
	13	Green	Gray	Gray	Green
	14	Green	Green	Gray	Gray
	15	Green	Gray	Red	Gray
	16	Green	Green	White	Green
	17	Green	Green	Green	Gray
Placebo	1	Red	Gray	Gray	Gray
	2	Red	Red	White	Gray
	3	Red	Gray	Gray	Gray
	4	Red	Gray	Gray	Gray
	5	Red	Gray	Green	Gray
	6	Red	Green	Gray	Gray
	7	Red	Gray	Green	Gray
	8	Red	Green	Gray	Gray
	9	Red	Gray	Gray	Gray

Green: Met criteria for clinical improvement or normalized pArg

Red: Met criteria for clinical worsening or pArg >200 µmol/L

Gray: Did not meet criteria for improvement or worsening

White: Data not available

- In a patient-level analysis clinically important differences between treatment arms were evident for both arginine normalization and clinical responses
  - 16 of 17 pegzilarginase treated patients normalized arginine levels compared to no patients receiving placebo
  - Clinical response criteria for ≥1 assessment were met by 11 of 17 patients receiving pegzilarginase compared with 4 of 9 patients receiving placebo
  - 8 of 17 pegzilarginase treated patients met clinical response criteria on ≥2 outcomes
  - With placebo, no patient met clinical response criteria on ≥2 clinical assessments

Individual Outcomes for Evaluable Patients Show Impact Across Arginine Levels and Mobility, Providing Further Evidence of Efficacy

©2023 Aeglea BioTherapeutics

Enns G, et al. Poster presented at SIMD 2022 Annual Meeting; Patient-level outcomes analysis conducted on GMFCS Level I-III patients (pegzilarginase, n=17, placebo, n=9)

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PEACE Phase 3: Pegzilarginase Safety Profile Enns G, et al. Poster presented at SIMD 2022 Annual Meeting; AE = Adverse Event; *Serious AEs were hyperammonemia/hyperammonemia-related events and vomiting Pegzilarginase was Well-Tolerated with No Discontinuations in Pivotal Study Due to Adverse Events No discontinuations due to treatment-emergent adverse events Most treatment-emergent adverse events were mild or moderate in severity Hypersensitivity reactions were mild/moderate, infrequent and managed with routine medical care Serious adverse events included hyperammonemia and vomiting (1 patient) ©2023 Aeglea BioTherapeutics

Regulatory and Program Status MAA Under Review by EMA MAA filing accepted in August 2022 Potential decision on approval in late 2023 Manufacturing in place to support commercialization in Europe and Middle East Continuing to engage with FDA to identify potential path towards BLA resubmission Refusal to File (RTF) Received for BLA Regulatory Status Next Steps Ongoing Discussions with Potential ROW Partners Latin America remains a significant commercial opportunity EU authorization, if granted, can be used to enable access in many other countries Clinical Trial Transition Underway New open-label trial to provide continued access for study patients in one streamlined, cost-effective study ©2023 Aeglea BioTherapeutics

Summary

Highlights and Upcoming Milestones Pegtarviliase in Homocystinuria: Fast Track Designation received from FDA Currently dosing in cohort 3 at 1.35 mg/kg once weekly in Phase 1/2 clinical trial Pegzilarginase in Arginase 1 Deficiency: MAA under review with EMA, potential decision on approval in late 2023 Continuing to engage with FDA to identify potential path to BLA resubmission Corporate: Jeff Goldberg appointed CEO in November 2022 – highly experienced executive with strong operational and rare disease background $57.3 million in cash and available funds1 as of December 31, 2022; projected runway into fourth quarter of 2023 ©2023 Aeglea BioTherapeutics 1 Includes cash, cash equivalents, marketable securities, and restricted cash

Financial Summary $ Millions Year Ended 12/31/22 Year Ended 12/31/21 Revenue $2.3 $18.7 R&D Expense $58.6 $57.1 G&A Expense $28.5 $27.3 Net Loss $83.8 $65.8 Cash and available funds as of December 31, 2022: $57.31 million (no debt) As of February 21, 2023, 94.3 million2 common shares and pre-funded warrants outstanding Expected funding runway: into fourth quarter of 2023 1 Includes cash, cash equivalents, marketable securities and restricted cash. 2Includes 65.4 million common shares outstanding and 28.9 million pre-funded warrants. ©2023 Aeglea BioTherapeutics

805 Las Cimas Parkway Suite 100 Austin, TX 78746 aeglea.com

Homocysteine Metabolism & Pegtarviliase Mechanism of Action


Intracellular
Plasma
Dietary Protein
Methionine
Betaine
Remethylation
Homocysteine
Serine
Pyridoxine (B6)
Pyridoxal Phosphate
Cofactor
Cystathionine ß-Synthase (CBS)
Homocysteine Accumulation
Cystathionine
Cystathionine γ-Lyase (CGL)
Cysteine
Extracellular Transport
Equilibrium
Total Homocysteine Species in Plasma1
Homocystine dimer/disulfide
~30%
Homocysteine monomer
~1%
Protein-Bound Homocysteine
~70%
Pegtarviliase
Naturally Occuring Metabolites
Engineered CGL enzyme metabolizes non-protein-bound forms

Pegtarviliase: Engineered human enzyme metabolizes multiple forms of free homocysteine to naturally occurring metabolites

1. Morris et al J Inherit Metab Dis 2017

©2023 Aeglea BioTherapeutics

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Natural History Study of 629 Untreated Classical Homocystinuria Patients Elevated levels of homocysteine Mortality by age 30 23% 4% Most common cause of death Thromboembolism Lens dislocation in 50% Age 6 Age 10 Median IQ 56 78 Chance of thrombosis by age 15 27% 12% Increased Mortality and High Risk of Severe Complications B6-responsive = 231 All patients = 629 B6-non-responsive = 231 MORTALITY NATURAL HISTORY Mudd et al, 1985. Kluijtmans et al, Am. J. Hum. Genet. 65,59-67, 1999 B6-non-responsive B6-responsive ©2023 Aeglea BioTherapeutics

Pegtarviliase Treatment Improved Pathologies and Corrected Disease Manifestations in a Mouse Model of Homocystinuria

Reversal of Severe Liver Abnormalities in CBS Knockout Mouse Model[1]


Dosing Begins
Day 10 CBS-/-
Macro-steatosis
Treated
Control
Disease Resolution
AGLE-177-HIS 25 mg/kg +
Betaine Day 23 CBS-/-
Disease Reversal
AGLE-177-HIS 25 mg/kg
Day 60 CBS-/-
=
Healthy liver from
wild-type animal
Disease Progression
PBS + Betaine Day 23 CBS-/-
Macro-steatosis and necrosis
Premature
Death

Reductions in total plasma homocysteine led to improvements in disease-related abnormalities

Beneficial Impact on Osteoporosis[2]


P = 0.0407
70
65
60
55
50
BMD (mg/cm2)
AGLE-177
10 mg/kg
Vehicle

Increased bone mineral density (BMD) in preclinical model of Homocystinuria with multiple doses

[1] Daige C. et al. Poster presented at ASHG 2018; [2] Daige C. et al. Poster presented at ASHG 2020 Virtual Meeting, CBS -/- mice were dosed SC BIW with AGLE-177 starting at D10 through Day 169 were evaluated for bone mineral density (BMD) by dual-energy X-ray absorptiometry; AGLE-177-HIS = AGLE-177/pegtarviliase modified to include a polyhistidine tag; CBS -/- = CBS knockout mouse model

©2023 Aeglea BioTherapeutics
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PEACE Baseline Demographics Demographic Characteristic Pegzilarginase n=21 Placebo n=11 Overall N=32 Age at Enrollment, y Mean (SD) 9.6 (6.16) 12.9 (6.77) 10.7 (6.47) Range 2-28 5-29 2-29  Age Category, n (%) 2y to less than 6y 5 (23.8) 1 (9.1) 6 (18.8) 6y to less than 12y 8 (38.1) 4 (36.4) 12 (37.5) 12y to less than 18y 7 (33.3) 4 (36.3) 11 (34.4) 18y or older 1 (4.8) 2 (18.2) 3 (9.4) Sex, n (%) Male 12 (57.1) 7 (63.6) 19 (59.4) Female 9 (42.9) 4 (36.4) 13 (40.6) Region, n (%) U.S. 8 (38.1) 6 (54.5) 14 (43.8) Ex-U.S. 13 (61.9) 5 (45.5) 18 (56.3) ©2023 Aeglea BioTherapeutics

PEACE Baseline Clinical Characteristics Clinical Characteristic Pegzilarginase n=21  Placebo  n=11 Overall  N=32 Plasma Arginine, µM/L Mean* (SD) 365.4 (93.7) 471.7 (79.9) 402.0 (101.8) Median (range) 368.2 (202-572) 483.7 (294-573)  398.2 (202-573) GMFCS level, n (%) 1 9 (42.9) 5 (45.5) 14 (43.8) ≥2 12 (57.1) 6 (54.5) 18 (56.2) GMFM-E Mean (SD) 48.3 (19.9) 46.5 (24.6) 47.7 (21.5) Median (range) 53 (5-71) 56 (0-72) 54 (0-72) 2MWT Mean (SD) 109 (55.7) 99.9 (49.0) 105.8 (52.8) Median (range) 122 (2-202) 102 (0-171) 118 (0-202) *Based on arithmetic mean ©2023 Aeglea BioTherapeutics

Pegzilarginase Significantly and Sustainably Reduces Plasma Arginine Levels in Phase 1/2 & OLE

Plasma Arginine in Response to Pegzilarginase in Phase 1/2 & OLE Studies



700
600
500
400
300
200
100
0
Arginine (µM)
389
171
127
112
99
200 µM
115 µM
40 µM
BL Part 1
1 Week Analysis
8 Week Analysis
20 Week Analysis
56 Week Analysis
p[Arg] Normal Range 40-115 µM
p[Arg] Target Treatment Range <200 µM

Baseline:

- Baseline plasma arginine on standard disease management was markedly elevated

20 Week Analysis[1]:

- Median plasma arginine was 112µM
- Median plasma arginine reduction was 277µM

56 Week Analysis[2]:

- Median plasma arginine was 99µM
- 10/13 patients achieved plasma arginine within the normal range (40-115µM)
- **13/13 patients achieved plasma arginine within the target range (<200µM)**

OLE – Open-label extension
[1] Diaz, GA, et al, J Inherit Metab Dis. 2021;44:847-856; [2] Diaz, GA et al, Presented at 2020 European Academy of Neurology Annual Meeting

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Mobility Assessments Capture Potential Clinical Benefit of Pegzilarginase in Phase 1/2 Trial & OLE Continuous Analysis Mean Change from Baseline GMFCS – Level II/III GMFCS – Level I CE = Ceiling Effect 20 Week Analysis: 11/14 (79%) 56 Week Analysis: 11/13 (85%) Categorical Responder Analysis2 1Adapted from Diaz, GA et al, Presented at 2020 European Academy of Neurology Annual Meeting; 2Clinical Responder defined by achievement of a clinically meaningful response in one or more of three mobility assessments; GMFCS = Gross Motor Function Classification System; OLE = open-label extension; GMFM-E = Gross Motor Function Part E; 6MWT = 6-minute walk test Change from Baseline at 56 Week Analysis1 Not Assessed Not Assessed CE CE 7 8 9 5 1 6 2 10 12 11 16 14 15 Green = Overall Clinical Responder2 Patient # GMFM-E (Units) 6MWT (Meters) Baseline Deficit 151 Endpoint Analysis 20 weeks 56 weeks GMFM-E Overall 5 units 6 units Baseline Deficit 8 units 9 units 6MWT Overall 32 m 45 m ©2023 Aeglea BioTherapeutics

Improvements in Mobility Measures Sustained Over Time in Phase 1/2 and OLE Endpoint Change from Baseline for Phase 1/2 & OLE Studies3 20-week analysis (N=13) 32-week analysis (N=13) 56-week analysis (N=13) 104-week analysis (N=9)4 GMFM-E 4.2 units 4.1 units 5.8 units 7.1 units 6MWT 32.2 m 21.3 m 44.9 m 38.3 m Part 1: SAD N=16 0 ~10 Weeks Phase 1/2 Part 2: Weekly Doses 0 8 Weeks N=14 N=15 24 96 0 Open-Label Extension 12 N=13 ongoing Open-Label Extension 48 1 MCID is minimal clinically important difference defined in Cerebral Palsy population. 2Oeffinger D et al 2008; 3 Analysis weeks are calculated by adding the 8 weeks from Part 2 of the Phase 1/2 study to the weeks of treatment in the open-label extension (OLE) study (e.g., 8 weeks of Part 2 + 12 weeks of OLE is the 20-week analysis), baseline values were taken at Part 1 of the study; 4 13 patients remain in the OLE study, 9 of 13 patients had 96-week mobility assessments conducted; GMFM-E = Gross Motor Function Measure Part E; 6MWT = 6-minute walk test; GMFCS = Gross Motor Function Classification System; SAD = single ascending dose Mean Change from Baseline in GMFM-E Mean Change from Baseline in 6MWT Mean Change (Units) Mean Change (Meters) MCID1, 2 GMFCS I (4.0 units) GMFCS II (2.8 units) ©2023 Aeglea BioTherapeutics

Measuring the Functional Impact of Spasticity in ARG1-D

Classification of Mobility:

Gross Motor Function Classification System (GMFCS)

Overall description of current motor function based on:

- Movements such as sitting, walking
- Use of mobility devices


GMFCS Level I
GMFCS Level II
GMFCS Level III
GMFCS Level IV

Level V not pictured: adapted seating and assistance with transfers, and utilize wheeled power mobility independently or manual mobility with assistance in most settings

Measures of Change in Mobility:

Gross Motor Function Measure (GMFM) Part E

Assesses **unaided mobility** without bracing or assistive devices

- 24 tasks involving walking forward/backward, running, jumping and ascending/descending stairs with a score range of 0-72





Timed Walk Tests

Evaluates **aided mobility** with any needed bracing or assistive devices over a defined period of time

- 2 mins (2MWT)
- 6 mins (6MWT)



©2023 Aeglea BioTherapeutics

GMFCS graphic adapted with permission from The Royal Children's Hospital Melbourne, Australia

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PEACE Phase 3 Study Design

Double-blind portion of trial complete – topline data announced December 2021

Patients with ARG1-D

- ≥2 years old
- Plasma arginine >250 µM (mean)
- Baseline deficit in clinical response assessments



R
2:1
N=32
Pegzilarginase
0.1 mg/kg* IV
n=21
Placebo IV
n=11
Long Term Extension‡
N=31
24 weeks
Up to 150 weeks

Key Endpoints	Analysis
Primary: • **Plasma arginine reduction**	• Reduction of plasma arginine compared to placebo
Secondary: • **GMFM-E (walking, running & jumping)** • **2-Minute Walk Test (distance walked in 2 min)**	• Continuous analysis • Improvement compared to placebo

*Dosing is weekly and, if needed, dose is modified based on plasma arginine levels with maintenance of blinding.
‡The first 8 weeks of the open-label extension will be blinded. All study participants remain on current disease management for the duration of the trial. Dose adjustments in the double-blind treatment period can be made to optimize plasma arginine control for levels outside the range of 50-150µM. If needed, weekly doses can be increased to 0.15 and 0.2 mg/kg or reduced to 0.05mg/kg; ARG1-D = Arginase 1 Deficiency; IV = intravenous; R = randomized.

©2023 Aeglea BioTherapeutics
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Patient-Level Outcomes: Mobility in Select Patients

Pegzilarginase-Treated Patients Achieving Clinical Response on ≥2 Mobility Outcomes and No Worsening at Week 24

Patient (Age)	GMFM-E (Score Range, 0-72 units)	2MWT*	GMFM-D (Score Range, 0-39 units)
1 (6 years old)	• **Improved** by 7 • Total score: 69	• Improved by 34m to 152m • **Achieved normal** age/sex-matched mean	• **Improved** by 2 • Total score: 35
2 (6 years old)	• **Improved** by 18 • Total score: 45	• Improved by 46m to 96m • Achieved 56% of normal age/sex-matched mean	• **Improved** by 4 • Total score: 32
3 (12 years old)	• **Improved** by 6 • **Achieved maximum score**	• Improved by 43m to 167m • Achieved 82% of normal age/sex-matched mean	• **Improved** by 5 points • **Achieved maximum score**
6 (14 years old)	• **Improved** by 9 • Total score: 62	• No worsening	• **Improved** by 8 • Total score: 37
16 (2 years old)	• **Improved** by 11 • Total score: 52	• Improved distance by 44m* to 150m • **Exceeded normal** age/sex-matched mean	• **Improved** by 8 • Total score: 32
17 (3 years old)	• **Improved** by 21 • Total score: 62	• Improved distance by 95m to 164m • **Exceeded normal** age/sex-matched mean	• No worsening

Normalization of Mobility in Progressive Disease Supports the Potential Impact of Pegzilarginase Treatment

Ages are at the time of enrollment; Normalization defined at ±15% of age/sex-matched mean distance per the NIH toolbox; * Reflects change from Week 12, distance at baseline not assessed owing to age

©2023 Aeglea BioTherapeutics

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Attractive Commercial Opportunity and a Targeted Launch Plan

Prevalence of >2,500 Patients[1] with Significant Unmet Need



United States
>250 patients

Western Europe and Middle East[2]
>900 patients

Rest of World
>1,350 patients (including 700 in LatAm, 400 in Asia Pacific)

A Focused Effort to Ensure a Successful Launch

Patient Identification

Accelerating the diagnosis and identification of patients through ongoing HCP engagement

Disease Education and Awareness

Driving HCP dialogue about the devastating and progressive nature of ARG1-D

Access and Reimbursement

Ensuring payer understanding of the significant clinical and economic burden of ARG1-D

Organizational Readiness

Establishing an internal mindset and infrastructure to meet the needs of the global ARG1-D patient community

[1] Catsburg C et al 2022 [2] Licensing and supply agreement signed with Immedica Pharma AB in March 2021; countries in agreement include European Economic Area, United Kingdom, Switzerland, Andorra, Monaco, San Marino, Vatican City, Turkey, Saudi Arabia, United Arab Emirates, Qatar, Kuwait, Bahrain and Oman.

©2023 Aeglea BioTherapeutics

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